Exhibit 10.18

Development Agreement # _________

EL POLLO LOCO® FRANCHISE DEVELOPMENT AGREEMENT

Dated: ____________________

Territory:
Developer:

(Disclosure Document Control No. 033021)

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 1 of 25

Exhibit 10.18

Development Agreement # _________

TABLE OF CONTENTS

1. Development Rights in Territory.4

2. Limitation on Development Rights.5

3. Development Fee.10

4. Term of Development Agreement.10

5. Territory Conflicts.10

6. Proprietary Rights of El Pollo Loco.11

7. Insurance and Indemnification.12

8. Transfer of Rights.14

9. Acknowledgment of Selected Terms and Provisions of the Franchise Agreement.15

10. Termination by Developer; Expiration Date.15

11. Events of Default.15

12. Effect of Termination.17

13. Non-Waiver.18

14. Independent Contractor and Indemnification.18

15. Entire Agreement.18

16. Dispute Resolution19

17. Severability.20

18. Applicable Law; Choice of Forum; Waiver of Jury Trial.20

19. Document Interpretation.20

20. Covenant Not to Compete.21

21. Notices.22

22. Section Headings.22

23. Acknowledgments.22

24. Counterparts.23

25. Compliance with Laws, Rules or Regulations.23

EXHIBITS

EXHIBIT "A" TERRITORY25

EXHIBIT "B" DEVELOPMENT SCHEDULE26

EXHIBIT “C” EXISTING EL POLLO LOCO® RESTAURANTS IN THE TERRITORY26

EXHIBIT “D” AMENDMENT TO DEVELOPMENT AGREEMENT (Development Incentive Program28

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 2 of 25

Exhibit 10.18

Development Agreement # _________

EL POLLO LOCO® FRANCHISE DEVELOPMENT AGREEMENT

(Non-exclusive/Exclusive)

THIS FRANCHISE DEVELOPMENT AGREEMENT (“Agreement”) dated for identification purposes only as of _____________________, is made and entered into by and between EL POLLO LOCO, INC., a Delaware corporation, with its principal place of business at 3535 Harbor Blvd, Suite 100, Costa Mesa, California 92626 (referred to herein as “El Pollo Loco” or “Franchisor”) and __________________a___________, with its principal place of business at _____________________________________ (“Developer”).

Recitals.

A.Franchisor owns certain proprietary and other property rights and interests in and to the “El Pollo Loco®” trademark and service mark, and such other trademarks, service marks, logo types, insignias, trade dress designs and commercial symbols as Franchisor may from time to time authorize or direct Developer to use in connection with the operation of a(n) “El Pollo Loco®” restaurant (the “El Pollo Loco® Marks”).  Franchisor has a distinctive plan for the operation of retail outlets for the sale of fire-grilled food items and related products, which plan includes but is not limited to the El Pollo Loco® Marks and the Operations Manual (the “Manual”), policies, standards, procedures, employee uniforms, signs, menu boards and related items, and the reputation and goodwill of the El Pollo Loco® chain of restaurants (collectively, the “El Pollo Loco® System”).

B.Developer represents that it is experienced in and has independent knowledge of the nature and specifics of the restaurant business.  Developer represents that in entering into this Agreement it has relied solely on its personal knowledge and has not relied on any representations of Franchisor or any of its officers, directors, employees or agents, except those representations contained in any legally required Franchise Disclosure Document delivered to Developer.

C. Developer desires to obtain development rights for multiple restaurants under the El Pollo Loco® System (each, an “El Pollo Loco® Restaurant”) from Franchisor within a specified geographical (the “Territory”) specified in Exhibit “A” attached hereto and made a part hereof (or if single unit, replace with “Developer desires to obtain development rights for a single restaurant under the El Pollo Loco® System (each, an “El Pollo Loco® Restaurant”) from Franchisor within a specified address (the “Territory”) specified in Exhibit “A” attached hereto and made a part hereof.”)

D.Franchisor is willing to grant the (non-exclusive/exclusive) right to develop and open El Pollo Loco® Restaurant(s) within the Territory referenced in Exhibit “A.”

NOW, THEREFORE, in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 3 of 25

Exhibit 10.18

Development Agreement # _________

1.Development Rights in Territory.

1.1.Franchisor hereby grants to Developer, subject to the terms and conditions of this Agreement (if Section 2.20 is applicable add “, and specifically Section 2.20 hereof,”) and as long as Developer shall not be in default of this Agreement or any other development, franchise or other agreement between Developer and Franchisor, (non-exclusive/exclusive) development rights to establish and operate ____ franchised restaurant(s) within the Territory, and to use the El Pollo Loco® System solely in connection therewith, at these specific locations to be designated in separate Franchise Agreement(s) (the “Franchise Agreements”).  (If exclusive agreement, add “Developer expressly acknowledges that the exclusive rights granted herein apply only to the right to develop new restaurants in the Territory, and no exclusive territory or radius protection for the term of any Franchise Agreement is granted herein and any such protection shall be set forth in the particular Franchise Agreement to be signed.”)  The Franchise Agreements (and all ancillary documents attached as Exhibits to the Franchise Agreement, including the Personal Guarantee) executed in accordance with this Agreement shall be in the form currently in use by Franchisor at the time of execution of the Franchise Agreement and shall be executed individually by each person, partner, member or shareholder.

1.2.(Only applies if exclusive Agreement.  Delete if non-exclusive Agreement.)  Except as otherwise provided in this Agreement and subject to the terms and conditions of Section 2.20 hereof, after the date of this Agreement and during the term of this Agreement, and so long as Developer is in compliance with its obligations under this Agreement, Franchisor shall neither, without Developer’s prior written consent: (i) grant development rights to anyone else with respect to the Territory or any part of the Territory; nor (ii) establish or franchise any person to establish an El Pollo Loco restaurant under the Marks and System at any location within the Territory.  Franchisor expressly retains all other rights and may, among other things, on any terms and conditions Franchisor deems advisable, and without granting Developer any rights therein:

a.Establish and operate or franchise others to establish and operate an El Pollo Loco restaurant located outside of the Territory;

b.Sell the same or similar products (whether or not using the Marks), as will be sold by Developer in a developed El Pollo Loco restaurant, to customers at any retail location (whether within or outside of the Territory), through any method or channel of distribution, including, without limitation, at retail locations such as grocery or convenience stores and via the Internet, telemarketing and direct marketing means, through other non-El-Pollo Loco restaurants having the same or similar menu items, or through any other distribution channel or through “Ghost Kitchens” which we define as a professional food preparation and cooking facility set up for the preparation of delivery-only meals whether of not the facility produces menu items for multiple brands or just for EPL Restaurants. Additionally, no Protected Area exists for EPL Restaurants located in “Non Traditional Venues,” which we define as any of the following types of venues:  regional shopping malls,

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 4 of 25

Exhibit 10.18

Development Agreement # _________

airports, mass transit stations, professional sports stadiums and arenas, hotels and other types of lodging facilities, military bases, entertainment centers, amusement parks, casinos, universities and other types of schools, hospitals and other types of health care institutions, or similar types of captive market locations that we may designate.  We will determine and designate those shopping malls that in our judgment qualify as a regional shopping mall based on the size of the shopping complex, number of anchor tenants, existence of dedicated parking space, existence of unrelated merchandisers, and prevailing consumer and industry perceptions.  Franchisor and Developer retain all other rights and obligations in this Agreement;

c.Establish and operate or franchise others to establish and operate restaurants (not using the Marks) having the same or similar menu items whether within or outside of the Territory; and

d.Any continued operation by Franchisor, or the allowance of any continued operation by a franchisee of Franchisor, of an El Pollo Loco restaurant within the Territory which was opened on or before the date of this Agreement shall not be considered to constitute a breach of this Agreement.

1.3.(Only applies to multi-unit Development Agreement – delete if single-unit Development Agreement).  Prior to or concurrent with the execution of this Agreement, Developer shall meet with Franchisor’s development representatives and prepare a market development plan for the units to be constructed and opened by Developer in the Territory (identifying specific key areas, key intersections and trade areas in the Territory) and all development pursuant to this Agreement shall be in accordance with this plan (the “Market Plan”).  The Market Plan shall include proposed areas where sites may be located, ranking and prioritization of site locations and other information customarily used by market planners in the restaurant industry.  Developer and Franchisor shall jointly approve the Market Plan.

2.Limitation on Development Rights.

2.1.Developer must submit one or more site(s) for approval, enter into binding leases or purchase agreements and open to the public the number of El Pollo Loco® Restaurant(s) on such approved sites each calendar year as required on the Development Schedule, all as set forth on Exhibit “B” attached hereto and made a part hereof.

2.2.For purposes of the Development Schedule in Exhibit “B”, no credit will be given for the development of El Pollo Loco® Restaurant(s) outside the Territory, regardless of the fact that Developer may, upon proper application, obtain from Franchisor an El Pollo Loco® Franchise Agreement (“Franchise Agreement”) for any such development.

2.3.Although this Agreement affords the Developer the right to develop and

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 5 of 25

Exhibit 10.18

Development Agreement # _________

open El Pollo Loco® restaurant(s) within the Territory, as set forth on Exhibit “A”, all Restaurant(s) developed under this Agreement must be duly licensed through individual Franchise Agreement(s).  Developer will execute El Pollo Loco’s then standard Franchise Agreement in use at the time of execution for each restaurant developed under this Agreement, and agrees to pay Franchisor the current fees, royalties and other required payments in accordance with the Franchise Agreement and Franchise Disclosure Document then in effect.  Execution of the appropriate Franchise Agreement and payment of the initial franchise fee and/or any other required fees must be accomplished prior to the commencement of construction at any site.

2.4.Developer must satisfy all Franchisor’s financial and operational criteria then in effect and in addition, if Developer is also a Franchisee of one or more El Pollo Loco Restaurants, Franchisee must also be in good standing with Franchisor and satisfy all Franchisor’s financial and operational criteria then in effect prior to El Pollo Loco's execution of each standard Franchise Agreement issued pursuant to this Agreement.  Developer shall provide Franchisor with current information pertaining to Developer's financial condition and the financial condition of the majority and managing members/partners/shareholders of Developer at any time upon El Pollo Loco's request and in no event less than once annually.  Developer acknowledges that, among other things, it will be required to submit annual financial statements of Developer and personal financial statements of each of its principal owners and Managing Members to be eligible for financial approval by El Pollo Loco.   In the event any of the majority owners of Developer shall also be the Managing Members and/or majority owners of any other entity which is a franchisee of El Pollo Loco, then each such franchisee entity must be operationally and financially approved by Franchisor before approval for expansion will be granted to any one franchisee entity.  “Managing Members” shall be any individuals who are designated as the primary decision makers or general managers of the franchisee entity and those individuals who (individually or collectively) own at least 51% interest in the franchisee entity.

2.5.Developer shall use its best efforts to retain qualified real estate professionals (including licensed brokers) to locate proposed sites for the El Pollo Loco® Restaurant(s).  Developer shall submit proposed sites for each El Pollo Loco® Restaurant unit to be developed under this Agreement for acceptance by Franchisor’s Real Estate Site Approval Committee (“RESAC”), together with such site information as may be reasonably required by Franchisor to evaluate the proposed site, no later than the dates set forth in Exhibit “B” as RESAC Submittal Dates, the first of which shall be approximately ninety (90) days after execution of this Agreement.  Should the site be accepted by RESAC, it will be referred to as the “Approved Site”.  Such acceptance will expire one (1) year from the RESAC approval date.  Franchisor may require, as a condition to its approval of a site, a “Market Study”, which shall include a site description and analysis, traffic and other demographic information and an analysis of the impact of the proposed site on other company owned and franchised El Pollo Loco restaurants surrounding or within the vicinity of such proposed site all in such format as the Franchisor may require.  All such analyses, information and studies shall be prepared at the sole cost and expense of Developer.

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 6 of 25

Exhibit 10.18

Development Agreement # _________

2.6.Franchisor shall send representatives to evaluate proposed site(s) for each El Pollo Loco® Restaurant to be developed under this Agreement, and Franchisor will do so at its own expense for the first two (2) proposed sites for each El Pollo Loco® Restaurant.  If Developer proposes, and Franchisor evaluates, more than two (2) sites for each El Pollo Loco® Restaurant, then Developer shall reimburse Franchisor for the reasonable costs and expenses incurred by Franchisor’s representatives in connection with the evaluation of such additional proposed site(s), including, without limitation, the costs of lodging, travel, meals and wages.

2.7.Provided there exists no default by Developer under this Agreement or any other development, franchise or other agreement between Franchisor and Developer, Franchisor shall evaluate each site proposed for which Developer has provided all necessary evaluation information, and shall promptly after receipt of Developer’s proposal, send to Developer written notice of acceptance or non-acceptance of the site.

2.8.If RESAC determines through its evaluation of the proposed site that the proposed site may impact sales at any company-owned El Pollo Loco® Restaurant, Franchisor has the sole and absolute right to accept or reject the proposed site, without any obligation to discuss a possible resolution with Developer.  However, Franchisor may elect to discuss with Developer a possible resolution with regards to the proposed site; however, if such an agreement cannot be reached, Franchisor has the sole and absolute right to reject the proposed site.  If RESAC determines through its evaluation of the proposed site that the proposed site may potentially impact sales at any existing El Pollo Loco® franchisee’s restaurant, Franchisor shall notify Developer of the existing El Pollo Loco® franchisees’ location(s) and contact information.  If nevertheless Developer wishes to try to proceed with that site, Developer must obtain a written waiver from those existing El Pollo Loco® franchisees of any claims they might have against Developer and Franchisor with respect to the proposed new El Pollo Loco® Restaurant.  Such waiver, if obtained, must be submitted along with the evaluation information required pursuant to this Section.

2.9.No later than the Site Commitment Dates set forth in Exhibit “B”, Developer shall submit for the Approved Site to Franchisor for its review and approval of:

a.A fully negotiated but unexecuted lease, which may only subject to obtaining necessary governmental permits. The unexecuted form of the lease must be submitted to Franchisor to review for the required terms and conditions listed in Sections 2.9, 2.10, 2.11 and 2.12 below prior to full execution of the lease.  Franchisor will promptly notify Developer upon their approval of the inclusion of such required terms and conditions.  Developer will promptly then provide a final executed copy of the lease to Franchisor; or

b.A purchase agreement.  Should Developer purchase the site using another entity other than the franchise entity, Developer must then enter into a lease with the Franchise entity as the lessee and the purchasing entity as the

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 7 of 25

Exhibit 10.18

Development Agreement # _________

lessor and must comply with all the requirements of this Sections 2.9, 2.10, 2.11 and 2.12 below).

2.10.Any lease to be entered into by Developer shall include the terms and conditions set forth below and shall be in a form approved by Franchisor:

a.The tenant entity on the lease must match the franchise entity on the franchise agreement; and

b.The term (with renewal options) of the lease must match at least the initial term of the franchise agreement; and

c.The landlord consents to your use of the premises as an El Pollo Loco® restaurant which will be open during the required days and hours set out in the Operations Manual.

2.11.Franchisor shall have no liability under any lease or purchase agreement for any El Pollo Loco® Restaurant location developed under this Agreement and shall not guarantee Developer’s obligations thereunder.  Upon approval by Franchisor of the form of Developer’s lease and execution of a lease for a site by Developer, Developer shall furnish to Franchisor a fully executed copy of such lease and any amendments thereto within fifteen (15) calendar days of such execution.  Franchisor shall have no obligation to assist Developer to negotiate its leases.

2.12.The lease or deed may not contain a non-competition covenant which restricts Franchisor or any franchisee or licensee of Franchisor, from operating an El Pollo Loco® Restaurant or any other retail restaurant, unless such covenant is approved by Franchisor in writing prior to the execution by Developer of the lease.

2.13.Each subsequent site to be developed pursuant to the Development Schedule shall be submitted for approval by RESAC by the date set forth in Exhibit “B”.  Similarly, each fully executed lease (executed upon prior review and approval by Franchisor) or purchase agreement (with all contingencies to Developer’s obligations waived or satisfied, except permitting contingencies) relating to each subsequent Approved Site shall: (1) be delivered to Franchisor on or before the Site Commitment Date for each respective El Pollo Loco® Restaurant as set forth in Exhibit “B” and (2) prior to the execution of your Franchise Agreements (3) prior to the payment of your initial Franchise Fees for each site and (4) prior to the commencement of construction of the El Pollo Loco® Restaurant.

2.14.RESAC site approval does not assure that a Franchise Agreement will be executed.  Execution of the Franchise Agreement is contingent upon Developer completing the purchase or lease of the proposed site within sixty (60) days after approval of the site by the Franchisor or no later than the dates set forth in Exhibit “B” as Site Commitment Dates.

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 8 of 25

Exhibit 10.18

Development Agreement # _________

2.15.Developer acknowledges that time is of the essence in this Agreement.  If Developer has not obtained approval and entered into a binding lease or purchase agreement for each site for El Pollo Loco® Restaurant(s) to be developed under this Agreement by the applicable Site Commitment Date, Developer shall be in default of its obligations under the Development Schedule and Franchisor shall be entitled to exercise its rights and remedies under this Agreement, up to and including termination of this Agreement.

2.16.Developer also acknowledges that it is required pursuant to this Agreement to open El Pollo Loco® Restaurants in the future pursuant to dates set forth in the Development Schedule attached as Exhibit “B”.  If Developer fails to meet the opening date for any El Pollo Loco® Restaurant to be developed under this Agreement, Developer shall be in default and Franchisor shall be entitled to exercise all rights and remedies available to Franchisor set forth in Section 11.  Developer acknowledges that if Developer fails to open El Pollo Loco® Restaurants in a timely manner pursuant to the Development Schedule, Franchisor will suffer lost revenues, including royalties and other fees which would be difficult to calculate and which Franchisor would have received had Developer met the agreed schedule or had Franchisor had the right to grant development rights to others in the Territory.

2.17.Developer acknowledges that the estimated initial investment and estimated expenses set forth in Items 6 and 7 of our Franchise Disclosure Document are subject to and likely to increase over time, and that future El Pollo Loco® Restaurants will likely involve a greater initial investment and operating capital requirements than those stated in the Franchise Disclosure Document provided to you prior to your execution of this Agreement.

2.18.Developer understands and acknowledges that in accepting Developer’s proposed site or by granting a franchise for each approved site, Franchisor does not in any way, endorse, warrant or guarantee either directly or indirectly the suitability of such site or the success of the franchise business to be operated by Developer at such site.  The suitability of the site and the success of the franchise business depend upon a number of factors outside of Franchisor’s control, including, but not limited to, the Developer’s operational abilities, site location, consumer trends and such other factors that are within the direct control of the Developer.

2.19.The purpose of this Agreement is to promote orderly incremental growth within the El Pollo Loco® System. The acquisition of existing El Pollo Loco® restaurants by Developer does not represent incremental growth and, therefore, does not satisfy the terms of this Agreement pertaining to development.

2.20.(To be added where there are existing restaurants in the Territory)  Developer acknowledges that Franchisor (i) is operating or has franchised another to operate, one (1) or more restaurants in the Territory or (ii) has granted franchise rights to another in the Territory or (iii) approved a new site for development for those locations identified in Exhibit “C” attached hereto and incorporated herein

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 9 of 25

Exhibit 10.18

Development Agreement # _________

by this reference.  Developer further acknowledges that Franchisor retains the sole and absolute right to approve or disapprove any proposed location for development under this Agreement if, in Franchisor’s reasonable judgment: (i) such proposed location is not suitable for an El Pollo Loco® Restaurant or (ii) such proposed location will have a material adverse effect on the profitability of another existing El Pollo Loco® location (or approved site) in the Territory.  Developer covenants to use its reasonable best efforts to avoid selecting proposed locations that would adversely impact pre-existing locations in the Territory.

3.Development Fee.

3.1.Developer shall pay to Franchisor upon execution of this Agreement a non-refundable Development Fee (the “Development Fee”) equal to Twenty Thousand Dollars ($20,000) in immediately available funds, for each El Pollo Loco® Restaurant to be developed under this Agreement.  The Development Fee is consideration for this Agreement.  The Development Fee is not consideration for any Franchise Agreement and is non-refundable.  The $20,000 Development Fee for each El Pollo Loco® Restaurant shall be applied against the initial franchise fee payable upon the execution of the Franchise Agreement applicable to such El Pollo Loco® Restaurant.  As a benefit of signing the Development Agreement, the Initial Fee for the second and each subsequent restaurant developed under the same Development Agreement will be reduced by us to $30,000.  As an example, the Initial Fee for the first restaurant developed under a Development Agreement would be $40,000 to which $20,000 (from the Development Fee will be credited.  The Initial Fee for the second and remaining restaurants developed under the same Development Agreement would be $30,000, to which $20,000 from the Development Fee will be credited.  If this Agreement is terminated pursuant to Sections 10 or 11 below, Developer will lose its right to develop and any and all Development Fees.

4.Term of Development Agreement.

4.1.This Agreement shall commence on the date specified in Exhibit "B". Unless terminated pursuant to Section 10 or 11 below, it shall expire upon the earlier of the date specified in Exhibit "B" or upon the opening of the last El Pollo Loco® Restaurant listed in the Development Schedule.

5.Territory Conflicts.

5.1.The rights granted Developer in this Agreement are subject to any prior territorial rights of other franchisees which may now exist in the Territory, whether or not those rights are currently being enforced. In the event of a conflict in territorial rights, whether under a Franchise Agreement or separate territorial or development agreement, Developer shall be free to negotiate with any person, corporation or other entity, which claims territorial rights adverse to the rights granted under this Agreement, for the assignment of those prior territorial rights. For this purpose, Franchisor agrees to approve any such assignment not in conflict with the other terms of this Agreement, subject to the condition of any Franchise Agreements involved, and current policies pertaining to

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 10 of 25

Exhibit 10.18

Development Agreement # _________

assignments, including, but not limited to, satisfaction of all past due debts owed to Franchisor and the execution of a General Release.

5.2.In the event of third-party claims of the right to develop the Territory, it is the sole responsibility of El Pollo Loco, where the right granted herein is exclusive, to protect and maintain Developer's right to the development of the Territory. However, if it appears to El Pollo Loco, as its sole and absolute right to determine, that protection of the Territory by legal action is not advisable, whether due to the anticipation of, or the actual protracted nature of the action, the costs involved, the uncertainty of outcome, or otherwise, Franchisor has the right to terminate this Agreement, provided that it refunds to Developer the balance, if any, of the Development Fee made pursuant to Section 3, which has not been applied against the initial franchise fees for Franchise Agreement(s) to be acquired under this Agreement.

6.Proprietary Rights of El Pollo Loco.

6.1.Developer expressly acknowledges El Pollo Loco's exclusive right, title, and interest in an to the trade name, service mark and trademark "El Pollo Loco", and such other trade names, service marks, and trademarks which are designated as part of the El Pollo Loco® System (the "Marks"), and Developer agrees not to represent in any manner that Developer has any ownership in El Pollo Loco® Marks. This Agreement is not a Franchise Agreement. Developer may not open an El Pollo Loco® Restaurant or use the El Pollo Loco® Marks at a particular site until it executes a Franchise Agreement for that site. Developer's use of the El Pollo Loco® Marks shall be limited to those rights granted under each individual Franchise Agreement.  Notwithstanding the foregoing, El Pollo Loco® may authorize Developer in writing to use the Marks in connection with advertising and marketing activities in connection with this Agreement.  Developer expressly agrees that such usage is limited to those specific activities or promotional materials approved by El Pollo Loco’s marketing department in advance.  Developer further agrees that its use of the Marks shall not create in its favor any right, title, or interest in or to El Pollo Loco® Marks, but that all of such use shall inure to the benefit of El Pollo Loco, and Developer has no rights to the Marks except to the degree specifically granted by the individual Franchise Agreement(s). Building designs and specifications, color schemes and combinations, sign design specifications, and interior building layouts (including equipment, equipment specification, equipment layouts, and interior color schemes and combinations) are acknowledged by Developer to comprise part of the El Pollo Loco® System. Developer shall have no right to license or franchise others to use the Marks by virtue of this Agreement.

6.2.Developer acknowledges that, in connection with its execution of this Agreement, it may receive confidential and proprietary information regarding the El Pollo Loco® System, including but not limited to the El Pollo Loco Operational Manual.  Developer recognizes the unique value and secondary meaning attached to the El Pollo Loco® Marks and the El Pollo Loco® System, and Developer agrees that any noncompliance with the terms of this Agreement or any unauthorized or improper use will cause irreparable damage to Franchisor and its franchisees. Developer, therefore, agrees

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 11 of 25

Exhibit 10.18

Development Agreement # _________

that if it should engage in any such unauthorized or improper use during, or after, the term of this Agreement, Franchisor shall be entitled to both seek temporary and permanent injunctive relief from any court of competent jurisdiction in addition to any other remedies prescribed by law.

6.3.Developer acknowledges that it will receive one (1) copy of the Operations Manual on loan from Franchisor and that the Operations Manual shall at all times remain the sole property of the Franchisor.

7.Insurance and Indemnification.

7.1.Throughout the term of this Agreement, Developer shall obtain and maintain insurance coverage with insurance carriers acceptable to Franchisor in accordance with Franchisor's current insurance requirements as modified from time to time.  A certificate of insurance will be issued to Franchisor evidencing the required insurance coverage detailed in this Section. Such insurance coverage shall commence upon execution of this Agreement.  Promptly following the date any policy of insurance is renewed, modified or replaced during the term of this Agreement, Developer will issue to Franchisor certificates of insurance evidencing such coverage. Developer shall insure for public liability, including products liability, in the amount of at least One Million Dollars ($1,000,000) combined single limit. Developer also shall carry such worker's compensation insurance as may be required by applicable law. All policies must contain provisions waiving rights of recovery against any named insured by subrogation.  All coverages shall be placed with a financially stable insurer with a minimum AM Best Ratings of A-VII.

7.2.For the benefit of Franchisor, Developer shall obtain an additional insured endorsement naming Franchisor. The endorsement shall state the above described insurance shall be primary and not contributory, as to Franchisor; with a waiver of subrogation in favor of Franchisor. All public liability and property damage policies shall contain a provision that El Pollo Loco, although named as an insured, shall nevertheless be entitled to recover under such policies on any loss incurred by El Pollo Loco, its affiliates, officers, agents and/or employees, by reason of the negligence of Developer, its principals, contractors, agents and/or employees. All policies shall extend to and provide indemnity for all obligations assumed by Developer hereunder and all other items for which Developer is required to indemnify Franchisor under the provisions of this Agreement, whether or not the liability arose from the negligence of Franchisor, its principals, contractors, agents or employees, and shall provide Franchisor with at least thirty (30) days’ notice of cancellation, termination of coverage or material reduction of coverage.

7.3.Franchisor reserves the right to specify reasonable changes in the types and amounts of insurance coverage required by this Section 7. In the event that Developer fails or refuses to obtain or maintain the required insurance coverage from an insurance carrier acceptable to Franchisor, or to maintain it throughout the term of this Agreement, Franchisor may, as its sole and absolute right and without any obligations to do so, procure such coverage for Developer. In such event, Developer shall pay the

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 12 of 25

Exhibit 10.18

Development Agreement # _________

required premiums or reimburse Franchisor for such premiums and any related fees or costs upon written demand.  The amount of such premiums and any related costs shall be set forth in a written invoice delivered to Developer by Franchisor.  Developer shall reimburse Franchisor for the invoice amount within seven (7) days after the invoice has been delivered to Developer pursuant to Section 21.1 of this Agreement.  Failure to maintain the required insurance or to promptly reimburse Franchisor for any premiums and any related fees or costs paid on behalf of Developer by Franchisor shall constitute a default hereunder.  Should Franchisor elect to obtain such coverage for Developer, then Developer will assist Franchisor by providing the necessary information and access to enable Franchisor to obtain coverage for Developer.

7.4.Developer shall defend immediately upon tender of defense, at its own cost, the Franchisor, its subsidiaries, parent and affiliates, shareholders, directors, officers, employees and agents (collectively for this Section only known as “Franchisor”), from and against any and all claims, lawsuits, complaints, cross complaints, arbitrations, demands, allegations, costs embraced by indemnity, loss, costs, expenses, internal and external (including internal and external attorneys’ fees), liens and damages (collectively for this Section only known as “Losses”), however caused, and reimburse Franchisor for all costs and expenses, internal and external (including internal and external attorneys’ fees) incurred by the Franchisor in defense of any Losses, resulting directly or indirectly from or pertaining to or arising out of, or alleged to arise out of, or in connection with Developer’s activities under the Development Agreement, including any labor, any employee related claims whatsoever, including, without limitation any claims made by an employee of Developer resulting from the employee’s training in a Franchisor operated facility or restaurant, and including Developer’s failure for any reason to fully inform any third party of Developer’s lack of authority to bind the Franchisor for any purpose.  Such Losses shall include, without limitation, those arising from the death of or injury to any person or arising from damage to the property of Developer or the Franchisor, or any third person, firm or corporation, whether or not resulting from any strict liability imposed by fact, law, statute, or ordinance, on the Franchisor.  Developer further agrees that Developer’s duty to defend the Franchisor is separate from, independent of and free-standing of Developer’s duty to indemnify the Franchisor and applies whether the issue of Developer’s negligence, breach of contract, or other fault or obligation has been determined.  Developer’s duty to defend is regardless of the outcome of liability even if Developer is ultimately found not negligent and not dependent on the ultimate resolution of issues arising out of any claims, lawsuits, complaints, cross complaints, arbitration, demands, allegations, costs embraced by indemnity, loss, costs, expenses, internal and external (including internal and external attorneys’ fees), liens or damages.

7.5.Developer shall indemnify and hold harmless the Franchisor (as defined above) from and against any and all Losses (as defined above), however caused, resulting directly or indirectly from or pertaining to or arising out of or in connection with Developer’s activities under the Development Agreement, including any labor, any employee related claims whatsoever, including, without limitation any claims made by an employee of Developer resulting from the employee’s training in a Franchisor operated facility or restaurant, and including Developer’s failure for any reason to fully inform any

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 13 of 25

Exhibit 10.18

Development Agreement # _________

third party of Developer’s lack of authority to bind the Franchisor for any purpose. Such Losses shall include, without limitation, those arising from latent or other defects in the restaurant whether or not discoverable by Franchisor, and those arising from the death of or injury to any person or arising from damage to the property of Developer or the Franchisor, or any third person, firm or corporation, whether or not resulting from any strict liability imposed by fact, law, statute, or ordinance, on the Franchisor.  Developer further agrees to indemnify and hold harmless Franchisor from all said Losses and shall pay for and be responsible for all said Losses, however caused, whether by any individual, employee, third person or party, vendor, visitor, invitee, trespasser or any firm or corporation whatsoever, whether caused by or contributed to by Franchisor, the combined conduct of Developer and Franchisor, or active or passive negligence of Franchisor, but for the sole negligence or willful misconduct of Franchisor.

7.6.The provisions of this Section 7 shall expire as to each El Pollo Loco® Restaurant to be developed under this Agreement upon execution of a Franchise Agreement for such El Pollo Loco® Restaurant.  The provision of the Franchise Agreement, in particular, Section 9 thereof (insurance and Indemnification) shall supersede this Section 7 and govern the rights and obligations of the parties prospectively.

8.Transfer of Rights.

8.1.This Agreement shall inure to the benefit of Franchisor and its successors and assigns, and it is fully assignable by El Pollo Loco.

8.2.The parties acknowledge and agree that this Agreement is personal in nature with respect to Developer, being entered into by Franchisor in reliance upon and in consideration of the personal skills, qualifications and trust and confidence reposed in Developer and Developer's present partners, managing members or officers if Developer is a partnership, a limited liability company or a corporation. Therefore, the rights, privileges and interests of Developer under this Agreement shall not be assigned, sold, transferred, leased, divided or encumbered, voluntarily or involuntarily, in whole or in part, by operation of law or otherwise without the prior written consent of El Pollo Loco, which consent may be given or withheld as El Pollo Loco’s sole and absolute right.  For purposes of this Section, a sale of stock, or any membership or partnership interest in Developer, or a merger or other combination of Developer shall be considered a transfer of Developer's interest prohibited hereunder.  Notwithstanding the foregoing, Developer shall be permitted to assign business organizations to serve as Franchisee after Developer individually executes the Franchise Agreements, provided the ownership mirrors that of Developer (e.g., Developer consists of persons A (50%), B (25%) and C (25%).  Franchisee also must be owned and controlled by the same three (3) persons with each retaining the same percentage of ownership).  All other entity structures shall require the prior written approval of Franchisor.  Developer shall pay an administrative fee of Five Hundred Dollars ($500) per transfer for each permitted transfer to an Entity where such transfer is for the convenience of ownership only and does not involve a change of principals of the business.  Where Developer desires to add new principals to

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 14 of 25

Exhibit 10.18

Development Agreement # _________

the Developer or any Franchisee entity, Developer shall pay to Franchisor an additional Two Thousand Five Hundred Dollars ($2,500) per new principal to cover Franchisor’s administrative costs for reviewing the application and suitability of each new principal as participants in the franchise business.

9.Acknowledgment of Selected Terms and Provisions of the Franchise Agreement.

9.1.Developer represents that it has read each of the terms and provisions of the current form of Franchise Agreement and acknowledges and is willing to agree to each and every obligation of Franchisee thereunder (as they may be modified in then-current forms of Franchise Agreement) including, but not limited to:

a.The obligation to deliver executed Personal Guarantees or Investor Covenants Regarding Confidentiality and Non-Competition in connection with the execution of each franchise agreement for El Pollo Loco® Restaurants to be developed under this Agreement;

b.The obligation to obtain the consent of Franchisor to any security interests to be granted by Developer in the assets or business of the El Pollo Loco® Restaurant to lenders or other financing sources in advance of any agreement to provide those security interests to such third parties;

c.All in-term and post-term restrictive covenants; and

d.All territorial rights, options and rights of first refusal retained by Franchisor under the franchise agreement.

10.Termination by Developer; Expiration Date.

10.1.This Agreement shall terminate immediately upon El Pollo Loco's receipt of Developer's notice to terminate. In such event, the Development Fee shall be forfeited to Franchisor in consideration of the rights granted in the Territory up to the time of termination.  Notwithstanding any provision to the contrary contained herein, unless earlier terminated by either party, this Agreement shall expire on ______, 20___, and all rights of Developer herein shall cease and all unapplied or unused Development Fees paid pursuant to Section 3 hereof shall be forfeited to Franchisor.

11.Events of Default.

11.1.The following events shall constitute a default by Developer, which shall result in El Pollo Loco's right to declare the immediate termination of this Agreement.

a.Failure by Developer to meet the requirements of the Development Schedule within the time periods specified therein, including failure by Developer to meet the Site Commitment Date or Opening Date for each site for an El Pollo

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 15 of 25

Exhibit 10.18

Development Agreement # _________

Loco® Restaurant in a timely manner as set forth in Exhibit “B” and Section 2 above.

b.Any assignment, transfer or sublicense of this Agreement by Developer without the prior written consent of El Pollo Loco.

c.Any violation by Developer of any covenant, term, or condition of any note or other agreement (including any El Pollo Loco® Franchise Agreement) between Developer and Franchisor (or an affiliate of El Pollo Loco), the effect of which is to allow Franchisor to terminate (or accelerate the maturity of) such agreement before its stated termination (or maturity) date.

d.Developer's assignment for the benefit of creditors or admission in writing of its inability to pay its debts generally as they become due.

e.Any order, judgment, or decree entered adjudicating Developer bankrupt or insolvent.

f.Any petition, or application, by Developer to any tribunal for the appointment of a trustee, receiver, or liquidator of Developer (or a substantial part of Developer's assets), or commencement by Developer of any proceedings relating to Developer under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereinafter in effect.

g.Any filing of a petition or application against Developer, or the commencement of such proceedings, in which Developer, in any way, indicates its approval thereof, consent thereto, or acquiescence therein; or the entry of any order, judgment, or decree appointing any trustee, receiver, or liquidator, or approving the petition in any such proceedings, where the order, judgment, or decree remains unstayed and in effect for more than thirty (30) days.

h.Any entry in any proceeding against the Developer of any order, judgment, or decree, which requires the dissolution of Developer, where such order, judgment, or decree remains unstayed and in effect for more than thirty (30) days.

i.Developer's voluntary abandonment of any of Developer's restaurants.

11.2.The following events shall constitute a default by Developer, which shall result in El Pollo Loco's right to declare the termination of this Agreement, if such default is not cured within thirty (30) days after written notice by Franchisor to Developer:

a.Developer's default in the performance or observance of any

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 16 of 25

Exhibit 10.18

Development Agreement # _________

covenant, term, or condition contained in this Agreement not otherwise specified in Section 11.1 above.

b.The creation, incurrence, assumption, or sufferance to exist of any lien, encumbrance, or option whatsoever upon any of Developer's property or assets, whether now owned or hereafter acquired, the effect of which substantially impairs Developer's ability to perform or observe any covenant, term, or condition of this Agreement.

c.Refusal by Developer or Developer’s partners, members, or shareholders to enter individually into the then-current form of Franchise Agreements and Personal Guarantee as provided in Section 1 above.

d.Any change, transfer or conveyance (“Transfer”) in the ownership of Developer, which Transfer has not been approved in advance by Franchisor.  Franchisor reserves the right to approve or disapprove any Transfer as its sole and absolute right.

11.3.If Franchisor is entitled to terminate this Agreement in accordance with Sections 11.1 or 11.2 above, Franchisor shall also have the right to undertake the following action instead of terminating this Agreement:

a.Franchisor may terminate or modify any rights that Developer may have with respect to protected exclusive rights in the Territory, as granted under Section 1.1 above, effective ten (10) days after delivery of written notice thereof to Developer.

11.4.If any of Developer’s rights are terminated or modified in accordance with Section 11.3, such action shall be without prejudice to Franchisor’s right to terminate this Agreement in accordance with Sections 11.1 or 11.2 above, and/or to terminate any other rights, options or arrangements under this Agreement at any time thereafter for the same default or as a result of any additional defaults of the terms of this Agreement.

12.Effect of Termination.

12.1.Immediately upon termination or expiration of this Agreement, for any reason, all of Developer's development rights granted pursuant to this Agreement shall revert to El Pollo Loco. At the time of termination, only restaurants operating or to be operated under the El Pollo Loco® System by virtue of a fully executed Franchise Agreement shall be unaffected by the termination of this Agreement. Franchisor shall have no duty to execute any Franchise Agreement with Developer after the termination of this Agreement. The foregoing remedies are nonexclusive, and nothing stated in this Section 12 shall prevent El Pollo Loco's pursuit of any other remedies available to Franchisor in law or at equity due to the termination of this Agreement.

12.2.Developer understands and agrees that upon the expiration or termination

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 17 of 25

Exhibit 10.18

Development Agreement # _________

of this Agreement (or in the event of an exclusive development agreement, the failure of Developer to meet the Development Schedule and the resulting loss of exclusive development rights), Franchisor or its subsidiaries or affiliates, as their sole and absolute right, may open and/or operate restaurants in the Territory, or may authorize or franchise others to do the same, whether it is in competition with or in any other way affects the sales of Developer at the restaurants.  In addition, upon termination or expiration of this Agreement, or if Developer’s rights herein are terminated or modified pursuant to Section 11.1 or Section 11.2, above, all unapplied or unused Development Fees paid pursuant to Section 3 hereof shall be forfeited to Franchisor and Developer shall have no claim or right to any such Development Fees.

13.Non-Waiver.

13.1.El Pollo Loco's consent to or approval of any act or conduct of Developer requiring such consent or approval shall not be deemed to waive or render unnecessary El Pollo Loco's consent to or approval of any subsequent act or conduct hereunder.

14.Independent Contractor and Indemnification.

14.1.This Agreement does not constitute Developer an agent, legal representative, joint venturer, partner, employee or servant of Franchisor for any purpose whatsoever, and it is understood between the parties hereto that Developer shall be an independent contractor and is in no way authorized to make any contract, agreement, warranty or representation on behalf of El Pollo Loco. The parties agree that this Agreement does not create a fiduciary relationship between them.

14.2.Under no circumstances shall Franchisor be liable for any act, omission, contract, debt, or any other obligation of Developer arising out of or in any way related to this Agreement. Developer shall indemnify, defend and hold harmless Franchisor against any such claim and the cost of defending it arising directly or indirectly from or as a result of, or in connection with, Developer's actions pursuant to this Agreement.

15.Entire Agreement.

15.1.This Agreement, including Exhibits "A", "B", “C” and “D” attached hereto, constitutes the entire full and complete agreement between Franchisor and Developer concerning the subject matter hereof and supersedes any and all prior written agreements. No other representations have induced Developer to execute this Agreement, and there are no representations, inducements, promises, or agreements, oral or otherwise, between the parties, not embodied herein, which are of any force or effect with reference to this Agreement or otherwise. Notwithstanding the foregoing, nothing in this Agreement shall disclaim or require Developer to waive reliance on any representation that Franchisor made in the most recent disclosure document (including its exhibits and amendments) that Franchisor delivered to Developer or its representative, subject to any agreed-upon changes to the contract terms and conditions described in that disclosure document and reflected in this Agreement (including any riders or addenda

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 18 of 25

Exhibit 10.18

Development Agreement # _________

signed at the same time as this Agreement).  The provisions of this Agreement may not be contradicted by any other statement concerning the subject matter herein.  No amendment or modification of this Agreement shall be binding on either party unless written and fully executed.

16.Dispute Resolution

16.1.Initial Meeting and Mediation - Except as otherwise provided in this Agreement, before any legal action is filed involving any claim or controversy between Franchisor and Developer (including its affiliates, investors, and Owners) relating to (a) this Agreement, (b) the parties business activities conducted as a result of this Agreement, or (c) the parties’ relationship or business dealings with each other generally, the following procedure shall be complied with:

a.The party wishing to resolve a dispute shall initiate negotiation proceedings by first requesting in writing a meeting with the other party or parties.  Within forty-five (45) days of receipt of the initial request for a meeting, the parties shall meet within the county in which Developer is then located, to discuss and negotiate toward a resolution of the controversy.

b.If negotiation efforts do not succeed, the parties shall engage in mandatory but non-binding mediation by a mediator jointly chosen by the parties or if the parties cannot agree upon a mediator, appointed by, and in accordance with the procedures of, JAMS or, if JAMS is no longer in existence, an organization of similar quality

c.A mediation meeting will be held at a place and at a time mutually agreeable to the parties and the mediator.  The Mediator will determine and control the format and procedural aspects of the mediation meeting which will be designed to ensure that both the mediator and the parties have an opportunity to present and hear an oral presentation of each party’s views regarding the matter in controversy.  The parties act in good faith to resolve the controversy in mediation.

d.The mediation will be held as soon as practicable after the negotiation meeting is held.  The mediator will be free to meet and communicate separately with each party either before, during or after the mediation meeting within 60 days of demand by either party.

16.2.At the election of the Franchisor, the provisions of this Section 16 shall not apply to controversies relating to any fee due the Franchisor by Developer or its affiliates, any promissory note payments due the Franchisor by Developer, or any trade payables due the Franchisor by Developer as a result of the purchase of equipment, goods or supplies.  The provisions of this Section 16 shall also not apply to any controversies relating to the use and protection of the El Pollo Loco Marks, the Manual or the El Pollo Loco System, including without limitation, the Franchisor’s right to apply to any court of competent jurisdiction for appropriate injunctive relief for the infringement of the El Pollo

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 19 of 25

Exhibit 10.18

Development Agreement # _________

Loco Marks or the El Pollo Loco System.

17.Severability.

17.1.Each section, part, term and/or provision of this Agreement shall be considered severable, and if, for any reason, any section, part, term and/or provision herein is determined to be invalid, contrary to, or in conflict with, any existing or future law or regulation, by any court or agency having valid jurisdiction, then such shall be deemed not to be a part of this Agreement, but such shall not impair the operation of, or affect the remaining portions, sections, parts, terms and/or provisions of this Agreement, which will continue to be given full force and effect and bind the parties hereto.

18.Applicable Law; Choice of Forum; Waiver of Jury Trial.

18.1.This Agreement, after review by Developer and El Pollo Loco, was accepted in the state in which Franchisor’s then-current headquarters (currently the State of California) is located  and shall be governed by and construed in accordance with the laws of such state, except that the provisions in Section 20.1 covering competition following the expiration, termination or assignment of this Agreement shall be governed by the laws of the state in which the breach occurs. THE PARTIES AGREE THAT ANY ACTION BROUGHT BY EITHER PARTY AGAINST EACH OTHER IN ANY COURT, WHETHER FEDERAL OR STATE, WILL BE BROUGHT WITHIN THE STATE IN WHICH FRANCHISOR’S HEADQUARTERS (CURRENTLY THE STATE OF CALIFORNIA) IS THEN LOCATED.  THE PARTIES HEREBY WAIVE ANY RIGHT TO DEMAND OR HAVE TRIAL BY JURY IN ANY ACTION RELATING TO THIS AGREEMENT IN WHICH THE FRANCHISOR IS A PARTY.  THE PARTIES CONSENT TO THE EXERCISE OF PERSONAL JURISDICTION OVER THEM BY SUCH COURTS AND TO THE PROPRIETY OF VENUE OF SUCH COURTS FOR THE PURPOSE OF CARRYING OUT THE PROVISION, AND THEY WAIVE ANY OBJECTION THAT THEY WOULD OTHERWISE HAVE TO THE SAME.  ANY ACTION BETWEEN DEVELOPER AND FRANCHISOR SHALL INVOLVE ONLY THE INDIVIDUAL CLAIMS OF DEVELOPER AND SHALL NOT INVOLVE ANY CLASS, GROUP, CONSOLIDATED, REPRESENTATIVE OR ASSOCIATIONAL ACTION.  NOTHING IN THIS SECTION 18.1 IS INTENDED BY THE PARTIES TO SUBJECT THIS AGREEMENT TO ANY FRANCHISE OR SIMILAR LAW, RULE OR REGULATION TO WHICH THIS AGREEMENT WOULD NOT OTHERWISE BE SUBJECT.

19.Document Interpretation.

19.1.All terms and words used in this Agreement, regardless of the number and gender in which they are used, shall be deemed and construed to include the singular or plural tense, and any gender, whether masculine, feminine or neuter, as the context or sense of this Agreement or any paragraph or clause may require, the same as if such words had been fully and properly written in the appropriate number or gender. In the event of a conflict in the language, terms, or conditions between this Agreement and any

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 20 of 25

Exhibit 10.18

Development Agreement # _________

Franchise Agreement issued pursuant to this Agreement, the Franchise Agreement shall control.

20.Covenant Not to Compete.

20.1.To further protect the El Pollo Loco® System while this Agreement is in effect, Developer and each officer, director, shareholder, member, manager, partner and other equity owner, as applicable, of Developer, if Developer is an entity, shall neither directly nor indirectly own, operate, control or any financial interest in any other business which would constitute a “Competitive Business” (as hereinafter defined) without the prior written consent of Franchisor; provided further, that Franchisor may, as its sole and absolute right, consent to the Developer’s continued operation of any business already in existence and operating at the time of execution of this Agreement.  In addition, Developer covenants that, except as otherwise approved in writing by the Franchisor, Developer shall not, for a continuous, uninterrupted period commencing upon the expiration, termination or assignment of this Agreement, regardless of the cause for termination, and continuing for two (2) years thereafter, either directly or indirectly, for itself, or through or on behalf of, or in conjunction with any person, partnership, corporation or other entity, own, operate, control or have any financial interest in any Competitive Business which is located or has outlets or restaurant units within the Territory.  The foregoing shall not apply to operation of an El Pollo Loco® restaurant by Developer pursuant to a Franchise Agreement with Franchisor or the ownership by Developer of less than five percent (5%) of the issued or outstanding stock of any company whose shares are listed for trading on any public exchange or on the over-the-counter market, provided that Developer does not control or become involved in the operations of any such company.  For purposes of this Section 20.1, a Competitive Business shall mean a self-service restaurant or fast-food business which sells chicken and/or Mexican food products, which products individually or collectively represent more than twenty percent (20%) of the revenues from such self-service restaurant or fast-food business operated at any one location during any calendar quarter. A “Competitive Business” shall not include a full-service restaurant.

20.2.In the event that any provision of Section 20.1 above shall be determined by a court of competent jurisdiction to be invalid or unenforceable, this Agreement shall not be void, but such provision shall be limited to the extent necessary to make it valid and enforceable.

20.3.Developer understands and acknowledges that Franchisor shall have the right to reduce the scope of any obligation imposed on Developer by Section 20.1, without Developer’s consent, and that such modified provision shall be effective upon Developer’s receipt of written notice thereof.

20.4.Developer acknowledges that violation of the covenants not to compete contained in this Agreement would result in immediate and irreparable injury to Franchisor for which no adequate remedy at law will be available.  Accordingly, Developer hereby consents to the entry of a preliminary and permanent injunction prohibiting any conduct by Developer in violation of the terms of those covenants not to compete set forth in this

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 21 of 25

Exhibit 10.18

Development Agreement # _________

Agreement.  Developer expressly agrees that it may conclusively be presumed that any violation of the terms of said covenants not to compete was accomplished by and through Developer’s unlawful utilization of Franchisor’s Confidential Information, know-how, methods and procedures

21.Notices.

21.1.For the purpose of this Agreement, all notices shall be in writing and shall be sent to the party to be charged with receipt thereof either (i) served personally, or (ii) sent by certified or registered United States mail, or (iii) sent by reputable overnight delivery service, or (iv) sent by facsimile.  Notices served personally are effective immediately on delivery, and those served by mail shall be deemed given forty-eight (48) hours after deposit of such notice in a United States post office with postage prepaid and duly addressed to the party to whom such notice or communication is directed.  Notices served by overnight delivery shall be deemed to have been given the day after deposit of such notice with such service.  Notices served via facsimile shall be deemed to have been given the day of faxing such notice.   All notices to El Pollo Loco® shall be addressed as follows:

El Pollo Loco, Inc.

Attn:  Legal Department re. DA# _____

3535 Harbor Blvd, Suite 100

Costa Mesa, CA  92626

(714) 599-5503 (fax)

21.2.All notices to Developer shall be faxed and mailed or sent via overnight service to the Developer's number and address shown on Exhibit "B". Either party may from time to time change its address for the purposes of this Section by giving written notice of such change to the other party in the manner provided in this Section.  Notwithstanding anything to the contrary contained herein, the Franchisor may deliver bulletins and updates to the Developer by electronic means, such as by the internet (e-mail) or an intranet, if any, established by Franchisor.

22.Section Headings.

22.1.The section headings appearing in this Agreement are for reference purposes only and shall not affect, in any way, the meaning or interpretation of this Agreement.

23.Acknowledgments.

23.1.Developer acknowledges that it has received a complete copy of the El Pollo Loco® Franchise Disclosure Document, issuance date March 30, 2021 (Control No. 033021) at least fourteen (14) calendar days prior to the date on which this Agreement was executed by Developer or payment of any monies to the Franchisor.

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 22 of 25

Exhibit 10.18

Development Agreement # _________

23.2.Developer acknowledges that it has read and understands this Agreement, the Franchise Agreement, the attachments thereto and the agreements relating thereto contained in the Franchise Disclosure Document received by Developer on _____,20__, and that Franchisor has accorded Developer ample opportunity and has encouraged Developer to consult with advisors of Developer's own choosing about the potential benefits and risks of entering into this Agreement.

24.Counterparts.

24.1.This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.  A signature on this Agreement transmitted via facsimile or electronic mail/PDF or equivalent, electronic signature (such as DocuSign, or equivalent) shall be considered an original for all purposes hereunder.

25.Compliance with Laws, Rules or Regulations.

25.1.Developer shall at all times develop El Pollo Loco restaurant(s) in the Territory in accordance with the lease or sublease, if any, for the El Pollo Loco restaurant(s) and in accordance with all applicable federal, state or local laws, rules, or regulations, including but not limited to, OSHA related safety training and compliance.  Any citations or penalties issued shall be the sole responsibility of Developer.

SIGNATURE PAGE(S) TO FOLLOW

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 23 of 25

Exhibit 10.18

Development Agreement # _________

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Agreement in duplicate original as of the dates set forth below.

FRANCHISOR:
EL POLLO LOCO, INC., a Delaware Corporation
By:
Name:
Title:
Date:

DEVELOPER:
____________________________, a ____________
By:
Name:
Title:
Date:

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 24 of 25

Exhibit 10.18

Development Agreement # _________

EXHIBIT "A" TO DEVELOPMENT AGREEMENT - TERRITORY

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 25 of 25

Exhibit 10.18

Development Agreement # _________

EXHIBIT "B" TO DEVELOPMENT AGREEMENT - DEVELOPMENT SCHEDULE

DEVELOPER NAME:
NOTICE ADDRESS:
OFFICE PHONE:
OFFICE FAX:
PRINCIPAL1:
PRINCIPAL1 MOBILE & EMAIL:
PRINCIPAL2:
PRINCIPAL2 MOBILE & EMAIL:
COMMENCEMENT DATE:
EXPIRATION DATE:
TOTAL DEVELOPMENT FEE:

DEVELOPMENT SCHEDULE:

RESTAURANT NUMBER	INITIAL FRANCHISEE AMOUNT[1]	RESAC SUBMITTAL DATES	SITE COMMITMENT DATES (Date for delivery of signed leases or purchase agreements)	OPENING DATE OF RESTAURANT
Restaurant #1	$40,000.00
Restaurant #2	$30,000.00
Restaurant #3	$30,000.00

1 Initial Franchise Fee is the total amount applicable to this unit, without applying the Development Fee deposited with Franchisor at the time of execution of this Agreement.

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 26 of 25

Exhibit 10.18

Development Agreement # _________

EXHIBIT “C” TO DEVELOPMENT AGREEMENT - EXISTING EL POLLO LOCO® RESTAURANTS IN THE TERRITORY

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 27 of 25

Exhibit 10.18

Development Agreement # _________

EXHIBIT “D” TO DEVELOPMENT AGREEMENT - AMENDMENT TO DEVELOPMENT AGREEMENT

(To be offered if you qualify for the Development Incentive Program and provided you have sign a Franchise Development Agreement for a New Market)

THIS AMENDMENT TO FRANCHISE DEVELOPMENT AGREEMENT (“Amendment”) is made and entered into this ___ day of ______________, by and between EL POLLO LOCO, INC., a Delaware corporation (“Franchisor”), with its principal place of business at 3535 Harbor Blvd, Suite 100, Costa Mesa, California 92626 and _____________________________, a ____________________, with its principal place of business at __________________________________________ (“Developer”).

RECITALS:

A.Franchisor and Developer entered into a Franchise Development Agreement #___________ dated ________________ (“Development Agreement).

B.Developer has met the conditions to be eligible for the Development Incentive Program.

C.Franchisor and Developer wish to modify the terms of the Development Agreement as described in this Amendment.

AGREEMENT:

NOW, THEREFORE, in consideration of the mutual covenants and obligations herein contained, the parties hereto agree as follows:

1.Recitals.  Recitals listed above are incorporated herein and by this reference made a part of this Amendment.

2.Development Incentive Program.

a.Reduced Royalty.  If the Opening Date of Restaurant that was developed under the Development Agreement, is on or before the Opening Date shown on the Development Schedule on Exhibit B of the Development Agreement (“Restaurant Compliance Opening Date”), Franchisor will reduce the monthly royalty fee rate according to the schedule below (“Reduced Royalty”).  If Developer closes the Restaurant at the Location, the Reduced Royalty will end even if Developer as franchisee relocates the Restaurant to another location in accordance with Franchisor’s site selection and approval procedures.

Reduced Royalty	Applicable Time Period (Measured from the Opening Date)
2%	Year 1
3%	Year 2
4%	Year 3
5%	Year 4 and subsequent years

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 28 of 25

Exhibit 10.18

Development Agreement # _________

b.Refund of Fifty percent (50%) of the Initial Fee.  If the Opening Date of the Restaurant to be developed under the Development Agreement, is at least one hundred eighty (180) days before the Restaurant’s Compliance Opening Date, Franchisor will refund fifty percent (50%) of the Initial Fee (“Partial Initial Fee Refund”) no later than thirty (30) days after the Opening Date.

3.Entire Agreement.  This Amendment and the Development Agreement embodies the entire understanding between Franchisor and Developer with respect to the modifications set forth above and can be changed only by a writing signed by Franchisor and Developer. Except as modified herein, all the terms and conditions of the Development Agreement shall be unaffected and remain in full force and effect. In the event of any inconsistency between the terms of this Amendment and the terms of the Development Agreement, the terms of this Amendment shall control.

4.Miscellaneous.  All capitalized terms not otherwise defined in this Amendment shall have the meanings given them in the Development Agreement.  Titles and captions are for convenience only and shall not constitute a portion of this Amendment.  The parties hereto acknowledge that they have read and fully understand the provisions of this Amendment and that said provisions constitute a complete and exclusive expression of its terms and conditions.  The parties executing this Amendment on behalf of Franchisor and Developer are duly authorized to do so.  This Amendment may be executed in one or more counterparts, each of which will constitute an original, but all of which together will constitute but a single document.  A signature on this Amendment transmitted via facsimile or electronic mail/PDF or equivalent, electronic signature (such as DocuSign, or equivalent) shall be considered an original for all purposes hereunder

IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Amendment in duplicate original as of the date(s) set forth below.

FRANCHISOR: EL POLLO LOCO, INC., a Delaware corporation	DEVELOPER: ________________________, a _______________
By:	By:
Name:	Name:
Title:	Title:
Date:	Date:

Exhibit G of Multi-State Disclosure Document (Control No. 033021)

Franchise Development Agreement - Page 29 of 25